Exhibit 99.1

Earnings Release and

Supplemental Financial and Operating Information

For the Three and Nine Months Ended

September 30, 2022

Earnings Release and Supplemental Financial and Operating Information

News Release

Contact: Katie Reinsmidt, EVP & Chief Investment Officer, 423.490.8301, Katie.Reinsmidt@cblproperties.com

CBL PROPERTIES REPORTS RESULTS FOR THIRD QUARTER 2022

Improved Operating Performance Drives Increase in Full-Year NOI Guidance

CHATTANOOGA, Tenn. (November 14, 2022) – CBL Properties (NYSE: CBL) announced results for the third quarter ended September 30, 2022. Financial results for the periods from January 1, 2021, through September 30, 2021, are referred to as those of the “Predecessor” period. Financial results for the period from January 1, 2022, through September 30, 2022, are referred to as those of the “Successor” period. Results of operations as reported in the consolidated financial statements for these periods are prepared in accordance with GAAP. A description of each supplemental non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located at the end of this news release.

	Successor	Predecessor
	Three Months Ended September 30,	Three Months Ended September 30,
	2022	2021
Net loss attributable to common shareholders	$(14,510)	$(41,720)
Funds from Operations ("FFO")	$49,494	$74,491
FFO, as adjusted (1)	$59,001	$95,329

	Successor	Predecessor
	Nine Months Ended September 30,	Nine Months Ended September 30,
	2022	2021
Net loss attributable to common shareholders	$(96,830)	$(77,365)
Funds from Operations ("FFO")	$115,402	$215,526
FFO, as adjusted (1)	$176,348	$243,484

(1)
For a reconciliation of FFO to FFO, as adjusted, for the periods presented, please refer to the footnotes to the Company’s reconciliation of net loss attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 9 of this news release.

KEY TAKEAWAYS:

•
Ongoing increases in occupancy and improvement in lease spreads drive increased full-year expectations for NOI and narrows the range for FFO. 2022 FFO, as adjusted now expected in the range of $7.40 - $7.67 per diluted share vs. prior guidance of $7.18 - $7.67 per diluted share. 2022 same-center NOI guidance increased by $8.0 million to a range of $424.0 - $438.0 million.
•
Portfolio occupancy as of September 30, 2022, was 90.5%. Portfolio occupancy was 88.4% as of September 30, 2021. Portfolio occupancy as of September 30, 2022, increased 210-basis points from the prior-year quarter-end and increased 100-basis points from June 30, 2022. Same-center occupancy for malls, lifestyle centers and outlet centers was 89.1% as of September 30, 2022. Same-center occupancy for malls, lifestyle centers and outlet centers was 86.7% as of September 30, 2021. The quarter-over-quarter improvement in same-center occupancy for malls, lifestyle centers and outlet centers was 240-basis points.
•
Third quarter new and renewal comparable space leases for malls, lifestyle centers and outlet centers were signed at 5.2% higher average rents versus the prior leases, marking a notable reversal in trends.
•
Same-center tenant sales per square foot for the trailing 12-months ended September 30, 2022, was $440. Same-center sales tenant per square foot for the trailing 12-months (excluding 2020) ended September 30, 2021, was $431. The year-over-year improvement in tenant sales per square foot was 2.1%.
•
FFO, as adjusted, allocable to Operating Partnership common unitholders, for the three months ended September 30, 2022, was $59.0 million. FFO, as adjusted, allocable to Operating Partnership common unitholders was $95.3 million in the prior-year period. Interest payments on the senior secured notes and credit facility were not required to be made during the third quarter 2021, due to the Company’s bankruptcy filing on November 1, 2020.

•
Same-center NOI for the three and nine months ended September 30, 2022, was $105.5 million and $322.9 million, respectively. Same-center NOI for the three and nine months ended September 30, 2021, was $113.5 million and $317.4 million, respectively. Same-center NOI declined 7% for the three months and increased 1.8% for the nine months ended September 30, 2022, from the prior year periods. NOI growth in the third quarter was impacted by a lower recovery of uncollectable revenues and increased operating expenses, primarily due to wage inflation.
•
As of September 30, 2022, the Company had $335.7 million of unrestricted cash and marketable securities.
•
CBL’s Board of Directors declared a $0.25 per share cash dividend for the second and third quarters of 2022, providing cash returns to shareholders.

“2022 has been an outstanding year for CBL, demonstrating the strength and resiliency of our portfolio and our company," said Stephen D. Lebovitz, CBL's chief executive officer. "We are pleased with our operating results in the third quarter, including 210-basis-point growth in quarter-over-quarter portfolio occupancy and our first quarter of overall positive lease spreads in several years, driving an increase in our full-year expectations for same-center NOI. Additionally, August and September sales growth was positive, a notable reversal of the year-to-date trend.

"Year-to-date, we completed over $1.1 billion in financing activity, significantly de-risking our balance sheet, reducing interest costs and increasing cash flow as we locked in favorable rates. As a result, we benefit from a simplified capital structure primarily comprised of non-recourse loans, a strong cash position, a pool of unencumbered assets and significant free cash flow. We are focused on maximizing shareholder returns and delivering capital to our shareholders through our dividend program. As announced, we expect to provide at least $1.00 per share of annualized regular cash dividends as well as a special dividend to be declared later this year. We are also committed to a highly disciplined approach to capital allocation as we evaluate opportunities to deploy capital at our properties as well as externally. We are in an ideal position to be selective and opportunistic.

"As we approach the holiday season, we are optimistic for a healthy close to 2022. Retailers are well stocked and aggressively promoting their business. Brick-and-mortar stores are a key ingredient to success in today’s retail world. Just a few weeks ago, we celebrated the grand opening of the new Von Maur premier fashion department store at West Towne Mall in Madison, Wisconsin. The community’s embrace of this opening is further evidence of the attraction of new and exciting stores and their power to drive traffic and sales. We are working on a number of value-enhancing projects across our portfolio, further demonstrating our expertise in delivering financially successful projects that create substantial value at the properties and for our company."

NON-GAAP FINANCIAL RESULTS

Net loss attributable to common shareholders for the three months ended September 30, 2022, was $14.5 million. Net loss for the three months ended September 30, 2021, was $41.7 million,

Net loss attributable to common shareholders for the nine months ended September 30, 2022, was $96.8 million. Net loss for the nine months ended September 30, 2021, was $77.4 million,

FFO, as adjusted, allocable to Operating Partnership common unitholders, for the three months ended September 30, 2022, was $59.0 million. FFO, as adjusted, allocable to Operating Partnership common unitholders was $95.3 million, for the three months ended September 30, 2021.

FFO, as adjusted, allocable to Operating Partnership common unitholders, for the nine months ended September 30, 2022, was $176.3 million. FFO, as adjusted, allocable to Operating Partnership common unitholders was $243.5 million, for the nine months ended September 30, 2021.

Same-center Net Operating Income (“NOI”) (1):

	Successor	Predecessor
	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021
Total Revenues	$161,218	$164,895
Total Expenses	$55,671	$51,361
Total portfolio same-center NOI	$105,547	$113,534

Estimate for uncollectable revenues (recovery)	$(302)	$(3,670)

(1)
CBL’s definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items such as straight-line rents and reimbursements, write-offs of landlord inducements and net amortization of acquired above and below market leases.

Same-center NOI for the third quarter declined $8.0 million or 7.0% from the prior-year period. The decline was driven by a $3.7 million decline in total revenues and a $4.3 million increase in operating expenses. Revenues were unfavorably impacted by a $3.4 million variance in the total estimate for uncollectable revenues.

	Successor	Predecessor
	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Total Revenues	$484,232	$470,131
Total Expenses	$161,298	$152,770
Total portfolio same-center NOI	$322,933	$317,361

Estimate for uncollectable revenues (recovery)	$(3,719)	$2,828

(1)
CBL’s definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items such as straight-line rents and reimbursements, write-offs of landlord inducements and net amortization of acquired above and below market leases.

Same-center NOI for nine months ended September 30, 2022, increased $5.6 million or 1.8% from the prior-year period. The increase was driven by a $14.1 million increase in total revenues, partially offset by an $8.5 million increase in operating expenses. Revenues were favorably impacted by a $6.5 million variance in the total estimate for uncollectable revenues.

PORTFOLIO OPERATIONAL RESULTS

Occupancy(1):

	Successor	Predecessor
	As of September 30,	As of September 30,
	2022	2021
Total portfolio	90.5%	88.4%
Malls, Lifestyle Centers and Outlet Centers:
Total malls	88.7%	85.9%
Total lifestyle centers	90.6%	86.8%
Total outlet centers	90.9%	90.1%
Total same-center malls, lifestyle centers and outlet centers	89.1%	86.7%
All Other:
Total open-air centers	94.7%	94.7%
Total other	93.0%	98.7%

(1)
Occupancy for malls, lifestyle centers and outlet centers represent percentage of in-line gross leasable area under 20,000 square feet occupied. Occupancy for open-air centers represents percentage of gross leasable area occupied.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot:
	Three Months Ended September 30,	Nine Months Ended September 30,
	2022	2022
Stabilized Malls, Lifestyle Centers and Outlet Centers	5.2%	(6.3)%
New leases	85.3%	14.3%
Renewal leases	(2.3)%	(9.1)%

Same-Center Sales Per Square Foot for In-line Tenants 10,000 Square Feet or Less(1):

	Successor	Predecessor
	Sales Per Square Foot for the Trailing Twelve Months Ended September 30,	Sales Per Square Foot for the Trailing Twelve Months Ended September 30,
	2022	2021 (1)
Mall, Lifestyle Center and Outlet Center same-center sales per square foot	$440	$431

(1)
Due to the temporary property closures that occurred during 2020 related to COVID-19, the majority of our tenants did not report sales for the full reporting period. As a result, we are not able to provide a complete measure of sales per square foot for the periods in the year ended December 31, 2020. Sales per square foot for the trailing twelve months ended September 30, 2021, is comprised of tenant sales reported for the periods October 1 through December 31, 2019, and January 1 through September 30, 2021.

Same-center tenant sales per square foot for the trailing twelve months ended September 30, 2022, increased 2.1% as compared with the trailing twelve months ended September 30, 2021 (excludes 2020). Same-center tenant sales per square foot for the third quarter 2022, was $105.41. Same-center tenant sales per square foot for the third quarter 2021, was $107.32. Same-center tenant sales for the third quarter 2022 declined 1.8% as compared with the prior-year period.

DIVIDEND

On November 10, 2022, CBL’s Board of Directors declared a regular quarterly cash dividend for the three months ended December 31, 2022, of $0.25 per share. The dividend, which equates to an annual dividend payment of $1.00 per share, is payable on December 30, 2022, to shareholders of record as of December 1, 2022.

Additionally on November 10th, CBL announced that based on refined tax projections for the twelve months ending December 31, 2022, CBL expects to distribute a special one-time dividend in the range of $65 to $85 million to meet minimum distribution requirements. The exact amount of the special dividend will be determined by CBL’s Board of Directors before year-end and will be subject to the Board’s ongoing review of the Company’s tax projections over the remainder of the year in relation to current projections. Subject to IRS guidelines, the special dividend may be distributed in all cash or in a combination of cash and common stock, as determined at the time by CBL’s Board of Directors.

FINANCING ACTIVITY

Year-to-date, CBL completed more than $1.1 billion in financing activity. Details of financings completed in the third quarter 2022 and subsequent are outlined below.

During the third quarter, CBL completed the modification and extensions of the loan secured by Parkdale Mall in Beaumont, TX ($64.2 million). The loan was extended to March 2026, at the existing interest rate of 5.85%.

In October, CBL finalized the modification of the loan secured by Southpark Mall in Richmond, VA ($54.4 million). The loan was extended through June 2026 at the existing interest rate of 4.85%.

Additionally in October, the modification of the $35.2 million recourse loan secured by The Outlet Shoppes at Gettysburg in Gettysburg, PA was completed. The loan balance was reduced to $21.0 million ($10.5 million at CBL's share), and the loan was converted to non-recourse.

In August, CBL conveyed Asheville Mall in Asheville, NC, to the lender in exchange for cancelation of the $62.1 million loan secured by the property. In September, the foreclosure of Eastgate Mall in Cincinnati, OH, and in October, the foreclosure of Greenbrier Mall in Chesapeake, VA, were completed in satisfaction of an aggregate $91.6 million of loans. CBL is cooperating with a foreclosure or conveyance of Westgate Mall in Spartanburg, SC, ($29.6 million) and Alamance Crossing East in Burlington, NC, ($41.7 million) and anticipates both properties will be placed into receivership imminently. The foreclosures or conveyances of Westgate Mall, Alamance Crossing East and Greenbrier Mall result in a total of approximately $132.9 million of debt that will be removed from CBL’s pro rata share of total debt. The three loans generate an estimated debt yield of approximately 10%. CBL does not recognize earnings or receive cash flow from the properties in receivership.

In October, CBL completed a short-term extension to January 2023 for the loan secured by Cross Creek Mall in Fayetteville, NC ($98.7 million). CBL is in discussions with the lender for a two-year extension/modification of the loan, which it anticipates closing before year-end. CBL is also in discussions with the lender for a potential extension/modification of the loan secured by West County Center located in St. Louis, MO ($81.5 million at CBL’s share).

DISPOSITIONS

During the third quarter 2022, CBL completed the sale of three land parcels for $6.2 million. Year-to-date, CBL has grossed more than $9.4 million from dispositions.

REDEVELOPMENT ACTIVITY

On Saturday, October 15, CBL celebrated the opening of the Von Maur premier fashion department store at West Towne Mall in Madison, Wisconsin. The more than 82,000-square-foot store opened in the former Boston Store location and is one of only two department store openings in the country this year.

Detailed project information is available in CBL’s Financial Supplement for Q3 2022, which can be found in the Invest – Financial Reports section of CBL’s website at cblproperties.com.

OUTLOOK AND GUIDANCE

After incorporating results for the third quarter 2022, CBL is providing updated guidance for 2022 for FFO, as adjusted, in the range of $229.0 million - $237.0 million or $7.40 - $7.67 per diluted share. The assumption for same-center NOI for the year increased by $8.0 million at both the high and low end, to the range of $424.0 million to $438.0 million. The improved expectations are primarily as a result of better than anticipated leasing results and occupancy growth.

Key Guidance Assumptions:

	Low	High
2022 FFO, as adjusted	$229 million	$237 million
2022 FFO, as adjusted, per share	$7.40	$7.67
Weighted Average Common Shares Outstanding	30.9 million	30.9 million
2022 Same-Center NOI ("SC NOI")	$424 million	$438 million
2022 Change in Same-Center NOI	(3.4)%	(0.2)%

Reconciliation of GAAP Earnings Per Share to 2022 FFO, as Adjusted, Per Share:

	Low	High
Expected diluted earnings per common share	$(4.83)	$(4.56)
Depreciation and amortization	9.57	9.57
Debt discount accretion, net of noncontrolling interests' share	5.68	5.68
Loss on Impairment	0.01	0.01
Gain on depreciable property	(0.02)	(0.02)
Adjustment for unconsolidated affiliates with negative investment	(1.17)	(1.17)
Non-cash default interest expense	(0.64)	(0.64)
Gain on deconsolidated	(1.17)	(1.17)
Adjustment for litigation settlement	(0.02)	(0.02)
Reorganization item, net	(0.01)	(0.01)
Expected FFO, as adjusted, per diluted, fully converted common share	$7.40	$7.67

2022 Estimate of Capital Items:

	Low	High
2022 Estimated Deferred Maintenance/Tenant Allowances	$35 million	$45 million
2022 Estimated Development/Redevelopment Expenditures	$10 million	$20 million
2022 Estimated Principal Amortization (Including Est. Term Loan ECF)	$85 million	$105 million
Total Estimate	$130 million	$170 million

ABOUT CBL PROPERTIES

Headquartered in Chattanooga, TN, CBL Properties owns and manages a national portfolio of market-dominant properties located in dynamic and growing communities. CBL’s owned and managed portfolio is comprised of 94 properties totaling 58.5 million square feet across 22 states, including 56 high-quality enclosed malls, outlet centers and lifestyle retail centers as well as more than 30 open-air centers and other assets. CBL seeks to continuously strengthen its company and portfolio through active management, aggressive leasing and profitable reinvestment in its properties. For more information visit cblproperties.com.

NON-GAAP FINANCIAL MEASURES

Funds From Operations

FFO is a widely used non-GAAP measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. We define FFO as defined above by NAREIT less dividends on preferred stock of the Company or distributions on preferred units of the Operating Partnership, as applicable. The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure.

The Company presents both FFO allocable to Operating Partnership common unitholders and FFO allocable to common shareholders, as it believes that both are useful performance measures. The Company believes FFO allocable to Operating Partnership common unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership. The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income (loss) attributable to its common shareholders.

In the reconciliation of net income (loss) attributable to the Company’s common shareholders to FFO allocable to Operating Partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders. The Company then applies a percentage to FFO of the Operating Partnership common unitholders to arrive at FFO allocable to its common shareholders. The percentage is computed by taking the weighted-average number of common shares outstanding for the period and dividing it by the sum of the weighted-average number of common shares and the weighted-average number of Operating Partnership units held by noncontrolling interests during the period.

FFO does not represent cash flows from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.

The Company believes that it is important to identify the impact of certain significant items on its FFO measures for a reader to have a complete understanding of the Company’s results of operations. Therefore, the Company has also presented adjusted FFO measures excluding these items from the applicable periods. Please refer to the reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 9 of this news release for a description of these adjustments.

Same-center Net Operating Income

NOI is a supplemental non-GAAP measure of the operating performance of the Company’s shopping centers and other properties. The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).

The Company computes NOI based on the Operating Partnership’s pro rata share of both consolidated and unconsolidated properties. The Company believes that presenting NOI and same-center NOI (described below) based on its Operating Partnership’s pro rata share of both consolidated and unconsolidated properties is useful since the Company conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's calculation of NOI may not be comparable to that of other companies.

Since NOI includes only those revenues and expenses related to the operations of the Company’s shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates, sales at the malls and operating costs and the impact of those trends on the Company’s results of operations. The Company’s calculation of same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-off of landlord inducement assets in order to enhance the comparability of results from one period to another. A reconciliation of same-center NOI to net income is located at the end of this earnings release.

Pro Rata Share of Debt

The Company presents debt based on the carrying value of its pro rata ownership share (including the carrying value of the Company’s pro rata share of unconsolidated affiliates and excluding noncontrolling interests’ share of consolidated properties) because it believes this provides investors a clearer understanding of the Company’s total debt obligations which affect the Company’s liquidity. A reconciliation of the Company’s pro rata share of debt to the amount of debt on the Company’s condensed consolidated balance sheet is located at the end of this earnings release.

Information included herein contains “forward-looking statements” within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including without limitation the Company’s Annual Report on Form 10-K, and the “Management's Discussion and Analysis of Financial Condition and Results of Operations” included therein, for a discussion of such risks and uncertainties.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Consolidated Statements of Operations

(Unaudited; in thousands, except per share amounts)

	Successor	Predecessor
	Three Months Ended September 30,	Three Months Ended September 30,
	2022	2021
REVENUES:
Rental revenues	$131,642	$145,539
Management, development and leasing fees	1,783	1,780
Other	2,855	3,056
Total revenues	136,280	150,375
EXPENSES:
Property operating	(24,390)	(23,818)
Depreciation and amortization	(61,050)	(46,479)
Real estate taxes	(13,880)	(13,957)
Maintenance and repairs	(10,272)	(9,482)
General and administrative	(14,625)	(13,502)
Loss on impairment	—	(63,160)
Litigation settlement	36	89
Other	—	(104)
Total expenses	(124,181)	(170,413)
OTHER INCOME (EXPENSES):
Interest and other income	152	510
Interest expense	(37,652)	(19,039)
Loss on available-for-sale securities	(39)	—
Gain on sales of real estate assets	3,528	8,684
Reorganization items, net	1,220	(12,008)
Income tax (provision) benefit	(2,422)	1,234
Equity in earnings (losses) of unconsolidated affiliates	5,702	(2,224)
Total other expenses	(29,511)	(22,843)
Net loss	(17,412)	(42,881)
Net (income) loss attributable to noncontrolling interests in:
Operating Partnership	(25)	1,085
Other consolidated subsidiaries	3,143	76
Net loss attributable to the Company	(14,294)	(41,720)
Dividends allocable to unvested restricted stock	(216)	—
Net loss attributable to common shareholders	$(14,510)	$(41,720)
Basic and diluted per share data attributable to common shareholders:
Net loss attributable to common shareholders	$(0.47)	$(0.21)
Weighted-average common and potential dilutive common shares outstanding	30,973	196,454

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Consolidated Statements of Operations

(Unaudited; in thousands, except per share amounts)

	Successor	Predecessor
	Nine Months Ended September 30,	Nine Months Ended September 30,
	2022	2021
REVENUES:
Rental revenues	$398,806	$405,030
Management, development and leasing fees	5,338	4,888
Other	9,256	10,202
Total revenues	413,400	420,120
EXPENSES:
Property operating	(69,046)	(65,243)
Depreciation and amortization	(194,469)	(142,090)
Real estate taxes	(42,569)	(45,618)
Maintenance and repairs	(31,068)	(29,047)
General and administrative	(51,149)	(37,383)
Loss on impairment	(252)	(120,342)
Litigation settlement	182	890
Other	(834)	(391)
Total expenses	(389,205)	(439,224)
OTHER INCOME (EXPENSES):
Interest and other income	1,216	2,038
Interest expense	(183,428)	(65,468)
Gain on deconsolidation	36,250	55,131
Loss on available-for-sale securities	(39)	—
Gain on sales of real estate assets	3,547	8,492
Reorganization items, net	262	(52,014)
Income tax provision	(2,751)	(222)
Equity in earnings (losses) of unconsolidated affiliates	16,308	(9,575)
Total other expenses	(128,635)	(61,618)
Net loss	(104,440)	(80,722)
Net loss attributable to noncontrolling interests in:
Operating Partnership	34	2,013
Other consolidated subsidiaries	8,002	1,344
Net loss attributable to the Company	(96,404)	(77,365)
Dividends allocable to unvested restricted stock	(426)	—
Net loss attributable to common shareholders	$(96,830)	$(77,365)
Basic and diluted per share data attributable to common shareholders:
Net loss attributable to common shareholders	$(3.26)	$(0.39)
Weighted-average common and potential dilutive common shares outstanding	29,725	196,474

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

The Company's reconciliation of net loss attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:

(in thousands, except per share data)

	Successor	Predecessor
	Three Months Ended September 30,	Three Months Ended September 30,
	2022	2021
Net loss attributable to common shareholders	$(14,510)	$(41,720)
Noncontrolling interest in income (loss) of Operating Partnership	25	(1,085)
Depreciation and amortization expense of:
Consolidated properties	61,050	46,479
Unconsolidated affiliates	3,665	13,480
Non-real estate assets	(123)	(416)
Dividends allocable to unvested restricted stock	216	—
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(829)	(571)
Loss on impairment	—	63,160
Gain on depreciable property	—	(4,836)
FFO allocable to Operating Partnership common unitholders	49,494	74,491
Debt discount accretion, net of noncontrolling interests' share (1)	25,425	—
Adjustment for unconsolidated affiliates with negative investment (2)	(13,116)	—
Litigation settlement (3)	(36)	(89)
Non-cash default interest expense (4)	(1,585)	8,919
Loss on available-for-sale securities	39	—
Reorganization items, net (5)	(1,220)	12,008
FFO allocable to Operating Partnership common unitholders, as adjusted	$59,001	$95,329
FFO per diluted share	$1.55	$0.37
FFO, as adjusted, per diluted share	$1.85	$0.47
Weighted-average common and potential dilutive common shares outstanding with Operating Partnership units fully converted	31,831	201,559
(1)
In conjunction with fresh start accounting upon emergence from bankruptcy, the Company recognized debt discounts equal to the difference between the outstanding balance of mortgage notes payable and the estimated fair value of such mortgage notes payable. The debt discounts are accreted over the terms of the respective mortgage notes payable using the effective interest method.
(2)
Represents the Company’s share of the earnings (losses) before depreciation and amortization expense of unconsolidated affiliates where the Company is not recognizing equity in earnings (losses) because its investment in the unconsolidated affiliate is below zero.
(3)
Represents a credit to litigation settlement expense in each of the three-month periods ended September 30, 2022 and 2021 related to claim amounts that were released pursuant to the terms of the settlement agreement related to the settlement of a class action lawsuit.
(4)
The three months ended September 30, 2022 includes the reversal of default interest expense when waivers or forbearance agreements were obtained. The three months ended September 30, 2021 includes default interest expense related to loans secured by properties that were in default prior to the Company filing bankruptcy, as well as loans secured by properties that remain in default due to the Company filing bankruptcy.
(5)
Represents costs incurred subsequent to the Company filing bankruptcy associated with the Company’s reorganization efforts, which consists of professional fees, legal fees, retention bonuses and U.S. Trustee fees expensed in accordance with ASC 852.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

The Company's reconciliation of net loss attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:

(in thousands, except per share data)

	Successor	Predecessor
	Nine Months Ended September 30,	Nine Months Ended September 30,
	2022	2021
Net loss attributable to common shareholders	$(96,830)	$(77,365)
Noncontrolling interest in loss of Operating Partnership	(34)	(2,013)
Depreciation and amortization expense of:
Consolidated properties	194,469	142,090
Unconsolidated affiliates	21,004	40,466
Non-real estate assets	(524)	(1,448)
Dividends allocable to unvested restricted stock	426	—
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,666)	(1,710)
Loss on impairment, net of taxes	186	120,342
Gain on depreciable property	(629)	(4,836)
FFO allocable to Operating Partnership common unitholders	115,402	215,526
Debt discount accretion, net of noncontrolling interests' share (1)	153,924	—
Adjustment for unconsolidated affiliates with negative investment (2)	(36,123)	—
Senior secured notes fair value adjustment (3)	(395)	—
Litigation settlement (4)	(182)	(890)
Non-cash default interest expense (5)	(19,805)	31,965
Gain on deconsolidation (6)	(36,250)	(55,131)
Loss on available-for-sale securities	39	—
Reorganization items, net (7)	(262)	52,014
FFO allocable to Operating Partnership common unitholders, as adjusted	$176,348	$243,484
FFO per diluted share	$3.78	$1.07
FFO, as adjusted, per diluted share	$5.77	$1.21
Weighted-average common and potential dilutive common shares outstanding with Operating Partnership units fully converted	30,568	201,587
(1)
In conjunction with fresh start accounting upon emergence from bankruptcy, the Company recognized debt discounts equal to the difference between the outstanding balance of mortgage notes payable and the estimated fair value of such mortgage notes payable. The debt discounts are accreted over the terms of the respective mortgage notes payable using the effective interest method.
(2)
Represents the Company’s share of the earnings (losses) before depreciation and amortization expense of unconsolidated affiliates where the Company is not recognizing equity in earnings (losses) because its investment in the unconsolidated affiliate is below zero.
(3)
Represents the fair value adjustment recorded on the senior secured notes as interest expense.
(4)
Represents a credit to litigation settlement expense in each of the nine-month periods ended September 30, 2022 and 2021 related to claim amounts that were released pursuant to the terms of the settlement agreement related to the settlement of a class action lawsuit.
(5)
The nine months ended September 30, 2022 includes the reversal of default interest expense when waivers or forbearance agreements were obtained. The nine months ended September 30, 2021 includes default interest expense related to loans secured by properties that were in default prior to the Company filing bankruptcy, as well as loans secured by properties that remain in default due to the Company filing bankruptcy.
(6)
For the nine months ended September 30, 2022, the Successor Company deconsolidated Greenbrier Mall due to a loss of control when the property was placed into receivership in connection with the foreclosure process. For the nine months ended September 30, 2021, the Predecessor Company deconsolidated Asheville Mall and Park Plaza due to a loss of control when the properties were placed into receivership in connection with the foreclosure process.
(7)
Represents costs incurred subsequent to the Company filing bankruptcy associated with the Company’s reorganization efforts, which consists of professional fees, legal fees, retention bonuses and U.S. Trustee fees expensed in accordance with ASC 852.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

	Successor	Predecessor
	Three Months Ended September 30,	Three Months Ended September 30,
	2022	2021
Diluted EPS attributable to common shareholders	$(0.47)	$(0.21)
Add amounts per share included in FFO:
Unvested restricted stock	0.02	—
Eliminate amounts per share excluded from FFO:
Depreciation and amortization expense, including amounts from consolidated properties, unconsolidated affiliates, non-real estate assets and excluding amounts allocated to noncontrolling interests	2.00	0.29
Loss on impairment	—	0.31
Gain on depreciable property	—	(0.02)
FFO per diluted share	$1.55	$0.37

	Successor	Predecessor
	Nine Months Ended September 30,	Nine Months Ended September 30,
	2022	2021
Diluted EPS attributable to common shareholders	$(3.26)	$(0.39)
Add amounts per share included in FFO:
Unvested restricted stock	0.09	—
Eliminate amounts per share excluded from FFO:
Depreciation and amortization expense, including amounts from consolidated properties, unconsolidated affiliates, non-real estate assets and excluding amounts allocated to noncontrolling interests	6.96	0.89
Loss on impairment, net of taxes	0.01	0.59
Gain on depreciable property	(0.02)	(0.02)
FFO per diluted share	$3.78	$1.07

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

	Successor	Predecessor
	Three Months Ended September 30,	Three Months Ended September 30,
	2022	2021
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$1,572	$2,051

Straight-line rental income adjustment	$2,058	$2,711

Gain on outparcel sales, net of taxes	$3,561	$3,864

Net amortization of acquired above- and below-market leases	$(5,438)	$60

Income tax benefit (provision)	$(2,422)	$1,234

Abandoned projects expense	$—	$(104)

Interest capitalized	$156	$—

Estimate of uncollectable revenues	$(368)	$4,348

	Successor	Predecessor
	Nine Months Ended September 30,	Nine Months Ended September 30,
	2022	2021
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$4,020	$3,329

Straight-line rental income adjustment	$9,400	$(1,146)

Gain on outparcel sales, net of taxes	$3,580	$3,655

Net amortization of acquired above- and below-market leases	$(16,487)	$185

Income tax provision	$(2,751)	$(222)

Abandoned projects expense	$(834)	$(391)

Interest capitalized	$531	$32

Estimate of uncollectable revenues	$3,850	$(6,561)

	Successor	Predecessor
	As of September 30,	As of September 30,
	2022	2021
Straight-line rent receivable	$12,343	$50,609

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Same-center Net Operating Income

(Dollars in thousands)

	Successor	Predecessor
	Three Months Ended September 30,	Three Months Ended September 30,
	2022	2021
Net loss	$(17,412)	$(42,881)
Adjustments:
Depreciation and amortization	61,050	46,479
Depreciation and amortization from unconsolidated affiliates	3,665	13,480
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(829)	(571)
Interest expense	37,652	19,039
Interest expense from unconsolidated affiliates	25,297	10,647
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(2,688)	(663)
Abandoned projects expense	—	104
Gain on sales of real estate assets	(3,528)	(8,684)
Gain on sales of real estate assets of unconsolidated affiliates	(33)	(70)
Adjustment for unconsolidated affiliates with negative investment	(13,116)	—
Loss on available-for-sale securities	39	—
Loss on impairment	—	63,160
Litigation settlement	(36)	(89)
Reorganization items, net	(1,220)	12,008
Income tax provision (benefit)	2,422	(1,234)
Lease termination fees	(1,572)	(2,051)
Straight-line rent and above- and below-market lease amortization	3,380	(2,771)
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	3,143	76
General and administrative expenses	14,625	13,502
Management fees and non-property level revenues	(683)	(1,344)
Operating Partnership's share of property NOI	110,156	118,137
Non-comparable NOI	(4,609)	(4,603)
Total same-center NOI (1)(2)	$105,547	$113,534
(1)
CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of September 30, 2022, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending September 30, 2022. New properties are excluded from same-center NOI, until they meet these criteria. Properties excluded from the same-center pool that would otherwise meet these criteria are properties which are under major redevelopment or being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender.
(2)
Same-center NOI of the successor company was $105,547 for the three months ended September 30, 2022. Same-center NOI of the predecessor company was $113,534 for the three months ended September 30, 2021. Same-center NOI of the successor company was 7.0% lower for the three months ended September 30, 2022.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Same-center Net Operating Income

(Dollars in thousands)

	Successor	Predecessor
	Nine Months Ended September 30,	Nine Months Ended September 30,
	2022	2021
Net loss	$(104,440)	$(80,722)
Adjustments:
Depreciation and amortization	194,469	142,090
Depreciation and amortization from unconsolidated affiliates	21,004	40,466
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,666)	(1,710)
Interest expense	183,428	65,468
Interest expense from unconsolidated affiliates	65,454	31,008
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(7,783)	(2,508)
Abandoned projects expense	834	391
Gain on sales of real estate assets	(3,547)	(8,492)
Gain on sales of real estate assets of unconsolidated affiliates	(662)	(70)
Adjustment for unconsolidated affiliates with negative investment	(36,123)	—
Gain on deconsolidation	(36,250)	(55,131)
Loss on available-for-sale securities	39	—
Loss on impairment	252	120,342
Litigation settlement	(182)	(890)
Reorganization items, net	(262)	52,014
Income tax provision	2,751	222
Lease termination fees	(4,020)	(3,329)
Straight-line rent and above- and below-market lease amortization	7,087	961
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	8,002	1,344
General and administrative expenses	51,149	37,383
Management fees and non-property level revenues	(1,798)	(7,135)
Operating Partnership's share of property NOI	336,736	331,702
Non-comparable NOI	(13,803)	(14,341)
Total same-center NOI (1)(2)	$322,933	$317,361
(1)
CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of September 30, 2022, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending September 30, 2022. New properties are excluded from same-center NOI, until they meet these criteria. Properties excluded from the same-center pool that would otherwise meet these criteria are properties which are under major redevelopment or being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender.
(2)
Same-center NOI of the successor company was $322,933 for the nine months ended September 30, 2022. Same-center NOI of the predecessor company was $317,361 for the nine months ended September 30, 2021. Same-center NOI of the successor company was 1.8% higher for the nine months ended September 30, 2022.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Same-center Net Operating Income

(Continued)

	Successor	Predecessor
	Three Months Ended September 30,	Three Months Ended September 30,
	2022	2021
Malls	$73,562	$81,716
Outlet centers	4,604	4,189
Lifestyle centers	8,695	8,732
Open-air centers	13,534	13,369
Outparcels and other	5,152	5,528
Total same-center NOI (1)	$105,547	$113,534

	Successor	Predecessor
	Nine Months Ended September 30,	Nine Months Ended September 30,
	2022	2021
Malls	$226,968	$225,802
Outlet centers	13,450	12,180
Lifestyle centers	26,525	25,259
Open-air centers	39,793	37,931
Outparcels and other	16,197	16,189
Total same-center NOI (1)	$322,933	$317,361
(1)
CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of September 30, 2022, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending September 30, 2022. New properties are excluded from same-center NOI, until they meet these criteria. Properties excluded from the same-center pool that would otherwise meet these criteria are properties which are under major redevelopment or being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Company's Share of Consolidated and Unconsolidated Debt

(Dollars in thousands)

	As of September 30, 2022 (Successor)
	Fixed Rate	Variable Rate		Total per Debt Schedule	Unamortized Deferred Financing Costs	Unamortized Debt Discounts (1)	Total
Consolidated debt	$1,049,307	$1,074,839		$2,124,146	$(16,621)	$(90,821)	$2,016,704
Noncontrolling interests' share of consolidated debt	(32,594)	(13,493)		(46,087)	85	13,548	(32,454)
Company's share of unconsolidated affiliates' debt	624,670	73,356		698,026	(2,294)	—	695,732
Other debt (2)	61,647	—		61,647	—	—	61,647
Company's share of consolidated, unconsolidated and other debt	$1,703,030	$1,134,702		$2,837,732	$(18,830)	$(77,273)	$2,741,629
Weighted-average interest rate	4.85%	5.53%		5.12%

	As of September 30, 2021 (Predecessor)
	Fixed Rate	Variable Rate		Total per Debt Schedule	Unamortized Deferred Financing Costs	Unamortized Debt Discounts (1)	Total
Consolidated debt (3)	$2,330,175	$1,181,787		$3,511,962	$(3,202)	$—	$3,508,760
Noncontrolling interests' share of consolidated debt	(29,563)	—		(29,563)	225	—	(29,338)
Company's share of unconsolidated affiliates' debt	615,166	127,337		742,503	(2,404)	—	740,099
Other debt (2)	138,926	—		138,926	—	—	138,926
Company's share of consolidated and unconsolidated debt	$3,054,704	$1,309,124		$4,363,828	$(5,381)	$—	$4,358,447
Weighted-average interest rate	5.04%	8.52%	(4)	6.09%
(1)
In conjunction with fresh start accounting, the Company estimated the fair value of its mortgage notes with the assistance of a third-party valuation advisor. This resulted in recognizing a debt discount on the Effective Date. The debt discount is accreted over the term of the respective debt using the effective interest method.
(2)
Represents the outstanding loan balance for properties that were deconsolidated due to a loss of control when the properties were placed into receivership in connection with the foreclosure process.
(3)
Includes $2,489,676 of liabilities subject to compromise.
(4)
The administrative agent informed the Company that interest would accrue on all outstanding obligations at the post-default rate, which was equal to the rate that otherwise would be in effect plus 5.0%. The post-default interest rate on September 30, 2021 was 9.50%.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Consolidated Balance Sheets

(Unaudited; in thousands, except share data)

	September 30, 2022	December 31, 2021
ASSETS
Real estate assets:
Land	$598,201	$599,283
Buildings and improvements	1,188,200	1,173,106
	1,786,401	1,772,389
Accumulated depreciation	(107,462)	(19,939)
	1,678,939	1,752,450
Developments in progress	5,343	16,665
Net investment in real estate assets	1,684,282	1,769,115
Cash and cash equivalents	85,754	169,554
Available-for-sale securities - at fair value (amortized cost of $249,638 and $149,999 as of September 30, 2022 and December 31, 2021, respectively)	249,912	149,996
Receivables:
Tenant	32,290	25,190
Other	3,441	4,793
Investments in unconsolidated affiliates	81,805	103,655
In-place leases, net	277,443	384,705
Above market leases, net	186,652	234,286
Intangible lease assets and other assets	125,248	104,685
	$2,726,827	$2,945,979
LIABILITIES AND EQUITY
Mortgage and other indebtedness, net	$2,016,704	$1,813,209
10% senior secured notes - at fair value (carrying amount of $395,000 as of December 31, 2021)	—	395,395
Below market leases, net	121,741	151,871
Accounts payable and accrued liabilities	149,007	184,404
Total liabilities	2,287,452	2,544,879
Shareholders' equity:
Common stock, $.001 par value, 200,000,000 shares authorized, 31,834,178 and 20,774,716 issued and outstanding in 2022 and 2021, respectively	32	21
Additional paid-in capital	708,768	547,726
Accumulated other comprehensive income (loss)	274	(3)
Accumulated deficit	(263,862)	(151,545)
Total shareholders' equity	445,212	396,199
Noncontrolling interests	(5,837)	4,901
Total equity	439,375	401,100
	$2,726,827	$2,945,979

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Condensed Combined Financial Statements - Unconsolidated Affiliates

(Unaudited; in thousands)

	September 30, 2022	December 31, 2021
ASSETS:
Investment in real estate assets	$1,986,409	$2,364,154
Accumulated depreciation	(816,218)	(934,374)
	1,170,191	1,429,780
Developments in progress	8,802	7,288
Net investment in real estate assets	1,178,993	1,437,068
Other assets	192,930	188,683
Total assets	$1,371,923	$1,625,751
LIABILITIES:
Mortgage and other indebtedness, net	$1,403,629	$1,452,794
Other liabilities	52,707	64,598
Total liabilities	1,456,336	1,517,392
OWNERS' EQUITY:
The Company	2,541	102,792
Other investors	(86,954)	5,567
Total owners' equity (deficit)	(84,413)	108,359
Total liabilities and owners’ equity	$1,371,923	$1,625,751

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Total revenues	$64,656	$65,482	$193,944	$181,985
Depreciation and amortization	(19,133)	(23,570)	(55,739)	(70,015)
Operating expenses	(22,279)	(22,365)	(66,212)	(62,604)
Interest and other income	335	329	1,000	1,068
Interest expense	(16,594)	(23,465)	(36,239)	(67,042)
Gain on extinguishment of debt	41,331	—	41,331	—
Gain on sales of real estate assets	—	383	3,293	383
Net income (loss)	$48,316	$(3,206)	$81,378	$(16,225)

	Company's Share for the Period		Company's Share for the Period
	Successor	Predecessor	Successor	Predecessor
	Three Months Ended September 30,	Three Months Ended September 30,	Nine Months Ended September 30,	Nine Months Ended September 30,
	2022	2021	2022	2021
Total revenues	$32,323	$32,093	$96,973	$91,099
Depreciation and amortization	(13,318)	(13,480)	(41,912)	(40,466)
Operating expenses	(11,039)	(10,490)	(31,659)	(30,001)
Interest and other income	231	230	693	731
Interest expense	(25,297)	(10,647)	(65,454)	(31,008)
Negative investment adjustment	22,769	—	57,031	—
Loss on impairment	—	—	(26)	—
Gain on sales of real estate assets	33	70	662	70
Net income (loss)	$5,702	$(2,224)	$16,308	$(9,575)

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

EBITDA for real estate ("EBITDAre") is a non-GAAP financial measure which NAREIT defines as net income (loss) (computed in accordance with GAAP), plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the dispositions of depreciable property and impairment write-downs of depreciable property, and after adjustments to reflect the Company's share of EBITDAre from unconsolidated affiliates. The Company also calculates Adjusted EBITDAre to exclude the non-controlling interest in EBITDAre of consolidated entities, abandoned projects expense, reorganization items, adjustments related to unconsolidated affiliates, losses on available-for-sale securities and litigation settlement.

The Company presents the ratio of Adjusted EBITDAre to interest expense because the Company believes that the Adjusted EBITDAre to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt. Adjusted EBITDAre excludes items that are not a normal result of operations which assists the Company and investors in distinguishing changes related to the growth or decline of operations at our properties. EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to similar measures calculated by other companies. This non-GAAP measure should not be considered as an alternative to net income, cash from operating activities or any other measure calculated in accordance with GAAP. Pro rata amounts listed below are calculated using the Company's ownership percentage in the respective joint venture and any other applicable terms.

Ratio of Adjusted EBITDAre to Interest Expense

(Dollars in thousands)

	Successor	Predecessor
	Three Months Ended September 30,	Three Months Ended September 30,
	2022	2021
Net loss	$(17,412)	$(42,881)
Depreciation and amortization	61,050	46,479
Depreciation and amortization from unconsolidated affiliates	3,665	13,480
Interest expense	37,652	19,039
Interest expense from unconsolidated affiliates	25,297	10,647
Income taxes	2,290	(892)
Loss on impairment	—	63,160
Gain on depreciable property	—	(4,836)
EBITDAre (1)	112,542	104,196
Loss on available-for-sale securities	39	—
Reorganization items, net (2)	(1,220)	12,008
Litigation settlement	(36)	(89)
Abandoned projects expense	—	104
Adjustment for unconsolidated affiliates with negative investment	(13,116)	—
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	3,143	76
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(829)	(571)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(2,688)	(663)
Company's share of Adjusted EBITDAre	$97,835	$115,061
(1)
Includes $3,561 and $3,918 for the three months ended September 30, 2022 and 2021, respectively, related to sales of non-depreciable real estate assets.
(2)
The predecessor period has been adjusted to reflect reorganizations items, net, to conform to the current period presentation.

	Successor		Predecessor
	Three Months Ended September 30,		Three Months Ended September 30,
	2022		2021

Interest Expense:
Interest expense	$37,652		$19,039
Interest expense from unconsolidated affiliates	25,297		10,647
Debt discount accretion, net of noncontrolling interests' share	(25,425)		—
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(813)		(663)
Company's share of interest expense	$36,711		$29,023
Ratio of Adjusted EBITDAre to Interest Expense	2.7	x	4.0	x

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

	Successor	Predecessor
	Three Months Ended September 30,	Three Months Ended September 30,
	2022	2021
Company's share of Adjusted EBITDAre	$97,835	$115,061
Interest expense	(37,652)	(19,039)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	2,688	663
Reorganization items, net	1,220	(12,008)
Income taxes	(2,290)	892
Net amortization of deferred financing costs, debt premiums and discounts	10,746	275
Net amortization of intangible lease assets and liabilities	5,455	188
Depreciation and interest expense from unconsolidated affiliates	(28,962)	(24,127)
Adjustment for unconsolidated affiliates with negative investment	13,116	—
Litigation settlement	36	89
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	829	571
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	(3,143)	(76)
Gain on outparcel sales	(3,528)	(3,848)
Gain on insurance proceeds	(2)	—
Equity in (earnings) losses of unconsolidated affiliates	(5,702)	2,224
Distributions of earnings from unconsolidated affiliates	5,602	7,806
Share-based compensation expense	2,855	338
Change in estimate of uncollectable revenues	(944)	(6,593)
Change in deferred tax assets	358	—
Changes in operating assets and liabilities	7,214	9,827
Cash flows provided by operating activities	$65,731	$72,243

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Ratio of Adjusted EBITDAre to Interest Expense

(Dollars in thousands)

	Successor	Predecessor
	Nine Months Ended September 30,	Nine Months Ended September 30,
	2022	2021
Net loss	$(104,440)	$(80,722)
Depreciation and amortization	194,469	142,090
Depreciation and amortization from unconsolidated affiliates	21,004	40,466
Interest expense	183,428	65,468
Interest expense from unconsolidated affiliates	65,454	31,008
Income taxes	2,892	1,231
Loss on impairment	252	120,342
Gain on depreciable property	(629)	(4,836)
Gain on deconsolidation	(36,250)	(55,131)
EBITDAre (1)	326,180	259,916
Loss on available-for-sale securities	39	—
Reorganization items, net (2)	(262)	52,014
Litigation settlement	(182)	(890)
Abandoned projects expense	834	391
Adjustment for unconsolidated affiliates with negative investment	(36,123)	—
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	8,002	1,344
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,666)	(1,710)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(7,783)	(2,508)
Company's share of Adjusted EBITDAre	$288,039	$308,557
(1)
Includes $3,580 and $3,726 for the nine months ended September 30, 2022 and 2021, respectively, related to sales of non-depreciable real estate assets.
(2)
The predecessor period has been adjusted to reflect reorganizations items, net, to conform to the current period presentation.

	Successor		Predecessor
	Nine Months Ended September 30,		Nine Months Ended September 30,
	2022		2021

Interest Expense:
Interest expense	$183,428		$65,468
Interest expense from unconsolidated affiliates	65,454		31,008
Debt discount accretion, net of noncontrolling interests' share	(153,924)		—
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(2,230)		(2,508)
Company's share of interest expense	$92,728		$93,968
Ratio of Adjusted EBITDAre to Interest Expense	3.1	x	3.3	x

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

	Successor	Predecessor
	Nine Months Ended September 30,	Nine Months Ended September 30,
	2022	2021
Company's share of Adjusted EBITDAre	$288,039	$308,557
Interest expense	(183,428)	(65,468)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	7,783	2,508
Reorganization items, net	262	(52,014)
Income taxes	(2,892)	(1,231)
Net amortization of deferred financing costs, premiums on available-for-sale securities, debt premiums and discounts	109,669	1,771
Net amortization of intangible lease assets and liabilities	16,533	573
Depreciation and interest expense from unconsolidated affiliates	(86,458)	(71,474)
Gain on depreciable property from unconsolidated affiliates	629	—
Adjustment for unconsolidated affiliates with negative investment	36,123	—
Litigation settlement	182	890
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	2,666	1,710
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	(8,002)	(1,344)
Gain on outparcel sales	(3,547)	(3,656)
Gain on insurance proceeds	(805)	—
Equity in (earnings) losses of unconsolidated affiliates	(16,308)	9,575
Distributions of earnings from unconsolidated affiliates	18,185	14,482
Share-based compensation expense	8,416	1,077
Change in estimate of uncollectable revenues	(3,643)	8,362
Change in deferred tax assets	(976)	—
Changes in operating assets and liabilities	(28,608)	47,852
Cash flows provided by operating activities	$153,820	$202,170

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Components of Consolidated Rental Revenues

The Company adopted Accounting Standards Codification (“ASC”) 842, Leases, effective January 1, 2019, which resulted in the Company revising the presentation of rental revenues in its consolidated statements of operations. In the past, certain components of rental revenues were shown separately in the consolidated statement of operations. Upon the adoption of ASC 842, these amounts have been combined into a single line item. As a result of the adoption of ASC 842, the Company believes that the following presentation is useful to users of the Company’s consolidated financial statements as it depicts how amounts reported in the Company’s historical financial statements prior to the adoption of ASC 842 are reflected in the current presentation in accordance with ASC 842.

	Successor	Predecessor
	Three Months Ended September 30,	Three Months Ended September 30,
	2022	2021
Minimum rents	$98,039	$104,391
Percentage rents	3,404	3,685
Other rents	1,742	1,508
Tenant reimbursements	27,911	29,547
Estimate of uncollectable amounts	546	6,408
Total rental revenues	$131,642	$145,539

	Successor	Predecessor
	Nine Months Ended September 30,	Nine Months Ended September 30,
	2022	2021
Minimum rents	$293,367	$307,358
Percentage rents	12,497	10,100
Other rents	5,700	4,030
Tenant reimbursements	83,780	92,664
Estimate of uncollectable amounts	3,462	(9,122)
Total rental revenues	$398,806	$405,030

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Schedule of Mortgage and Other Indebtedness

(Dollars in thousands)

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance as of September 30, 2022		Balance
								Fixed	Variable
Operating Properties:
Alamance Crossing (1)(2)	Burlington, NC		Jul-21		5.83%	$41,708		$41,708	$—
Southpark Mall (3)	Colonial Heights, VA		Jun-22		4.85%	54,417		54,417	—
WestGate Mall (1)(2)	Spartanburg, SC		Jul-22		4.99%	29,560		29,560	—
Cross Creek Mall (4)(5)	Fayetteville, NC		Oct-22		4.54%	98,662		98,662	—
Fayette Mall (6)	Lexington, KY		May-23	May-26	4.25%	129,580		129,580	—
The Outlet Shoppes at Laredo	Laredo, TX		Jun-23	Jun-24	5.81%	38,550		—	38,550
Brookfield Square Anchor Redevelopment	Brookfield, WI		Dec-23	Dec-24	5.46%	18,465		—	18,465
Volusia Mall	Daytona Beach, FL		May-24		4.56%	41,647		41,647	—
The Outlet Shoppes at Gettysburg (7)	Gettysburg, PA		Oct-25		4.80%	35,209		35,209	—
Parkdale Mall & Crossing	Beaumont, TX		Mar-26		5.85%	64,242		64,242	—
Northwoods Mall	North Charleston, SC		Apr-26		5.08%	59,034		59,034	—
Arbor Place	Atlanta (Douglasville), GA		May-26		5.10%	99,042		99,042	—
Hamilton Place	Chattanooga, TN		Jun-26		4.36%	94,568		94,568	—
Jefferson Mall (8)	Louisville, KY		Jun-26		4.75%	56,638		56,638	—
Open-air centers and outparcels loan (9)			Jun-27	Jun-29	6.78%	360,000		180,000	180,000
Hamilton Place open-air centers secured loan			Jun-32		5.85%	65,000		65,000	—
Total Loans On Operating Properties						1,286,322		1,049,307	237,015
Weighted-average interest rate						5.46%		5.25%	6.39%

Corporate Debt:
Secured term loan			Nov-25	Nov-26/Nov-27	5.31%	837,824		—	837,824

Total Consolidated Debt						$2,124,146	(10)	$1,049,307	$1,074,839
Weighted-average interest rate						5.40%		5.25%	5.55%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
Northgate Mall Developments (Sears) (11)	Chattanooga, TN		Nov-22		7.00%	$1,481		$—	$1,481
West County Center	Des Peres, MO		Dec-22		3.40%	81,509		81,509	—
Northgate Mall Developments (JC Penney) (12)	Chattanooga, TN		Feb-23		6.75%	827		—	827
Friendly Center	Greensboro, NC		Apr-23		3.48%	43,198		43,198	—
The Shops at Friendly Center	Greensboro, NC		Apr-23		3.34%	30,000		30,000	—
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY		Apr-23		7.01%	7,647		—	7,647
The Outlet Shoppes at Atlanta	Woodstock, GA		Nov-23		4.90%	33,523		33,523	—
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA		Nov-23		5.06%	4,388		—	4,388
Coastal Grand	Myrtle Beach, SC		Aug-24		4.09%	50,328		50,328	—
Coastal Grand Outparcel	Myrtle Beach, SC		Aug-24		4.09%	2,428		2,428	—
Coastal Grand - Dick's Sporting Goods	Myrtle Beach, SC		Nov-24		5.05%	3,438		3,438	—

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance as of September 30, 2022		Balance
								Fixed	Variable
Hamilton Place Aloft Hotel	Chattanooga, TN		Nov-24		5.08%	8,310		—	8,310
The Outlet Shoppes of the Bluegrass	Simpsonville, KY		Dec-24		4.05%	32,712		32,712	—
Hammock Landing - Phase I	West Melbourne, FL		Feb-25	Feb-26	5.06%	18,985		—	18,985
Hammock Landing - Phase II	West Melbourne, FL		Feb-25	Feb-26	5.06%	6,707		—	6,707
The Pavilion at Port Orange	Port Orange, FL		Feb-25	Feb-26	5.06%	25,011		—	25,011
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Mar-25		3.00%	7,001		7,001	—
York Town Center	York, PA		Mar-25		4.75%	15,000		15,000	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	131,486		131,486	—
Fremaux Town Center	Slidell, LA		Jun-26		3.70%	39,499		39,499	—
CoolSprings Galleria	Nashville, TN		May-28		4.84%	71,963		71,963	—
The Outlet Shoppes at El Paso	El Paso, TX		Oct-28		5.10%	35,205		35,205	—
Ambassador Town Center	Lafayette, LA		Jun-29		4.35%	27,470		27,470	—
The Shoppes at Eagle Point	Cookeville, TN		May-32		5.40%	19,910		19,910	—
	SUBTOTAL					698,026	(10)	624,670	73,356

Plus Other Debt:
Greenbrier Mall (13)	Chesapeake, VA		Dec-19		5.41%	61,647		61,647	—

Less Noncontrolling Interests' Share Of Consolidated Debt:
The Outlet Shoppes at Laredo	Laredo, TX	35%	Jun-23	Jun-24	5.81%	(13,493)		—	(13,493)
The Outlet Shoppes at Gettysburg (7)	Gettysburg, PA	50%	Oct-25		4.80%	(17,604)		(17,604)	—
Hamilton Place	Chattanooga, TN	10%	Jun-26		4.36%	(9,457)		(9,457)	—
Hamilton Place open-air centers secured loan		8% - 10%	Jun-32		5.85%	(5,533)		(5,533)	—
						(46,087)	(10)	(32,594)	(13,493)

Company's Share Of Consolidated, Unconsolidated and Other Debt						$2,837,732	(10)	$1,703,030	$1,134,702
Weighted-average interest rate						5.12%		4.85%	5.53%

Total Debt of Unconsolidated Affiliates:
Northgate Mall Developments (Sears) (11)	Chattanooga, TN		Nov-22		7.00%	$2,961		$—	$2,961
West County Center	Des Peres, MO		Dec-22		3.40%	163,018		163,018	—
Northgate Mall Developments (JC Penney) (12)	Chattanooga, TN		Feb-23		6.75%	1,655		—	1,655
Friendly Center	Greensboro, NC		Apr-23		3.48%	86,396		86,396	—
The Shops at Friendly Center	Greensboro, NC		Apr-23		3.34%	60,000		60,000	—
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY		Apr-23		7.01%	7,647		—	7,647
The Outlet Shoppes at Atlanta	Woodstock, GA		Nov-23		4.90%	67,045		67,045	—
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA		Nov-23		5.06%	4,388		—	4,388
Coastal Grand	Myrtle Beach, SC		Aug-24		4.09%	100,656		100,656	—
Coastal Grand Outparcel	Myrtle Beach, SC		Aug-24		4.09%	4,857		4,857	—
Coastal Grand - Dick's Sporting Goods	Myrtle Beach, SC		Nov-24		5.05%	6,876		6,876	—
Hamilton Place Aloft Hotel	Chattanooga, TN		Nov-24		5.08%	16,620		—	16,620
The Outlet Shoppes of the Bluegrass	Simpsonville, KY		Dec-24		4.05%	65,424		65,424	—
Hammock Landing - Phase I	West Melbourne, FL		Feb-25	Feb-26	5.06%	37,971		—	37,971

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance as of September 30, 2022	Balance
							Fixed	Variable
Hammock Landing - Phase II	West Melbourne, FL		Feb-25	Feb-26	5.06%	13,414	—	13,414
The Pavilion at Port Orange	Port Orange, FL		Feb-25	Feb-26	5.06%	50,023	—	50,023
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Mar-25		3.00%	7,001	7,001	—
York Town Center	York, PA		Mar-25		4.75%	30,000	30,000	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	262,971	262,971	—
Fremaux Town Center	Slidell, LA		Jun-26		3.70%	60,767	60,767	—
CoolSprings Galleria	Nashville, TN		May-28		4.84%	143,926	143,926	—
The Outlet Shoppes at El Paso	El Paso, TX		Oct-28		5.10%	70,411	70,411	—
Ambassador Town Center	Lafayette, LA		Jun-29		4.35%	42,261	42,261	—
The Shoppes at Eagle Point	Cookeville, TN		May-32		5.40%	39,820	39,820	—
						$1,346,108	$1,211,429	$134,679
Weighted-average interest rate						4.24%	4.13%	5.24%
(1)
The loan is in maturity default.
(2)
The Company is in discussions with the lender.
(3)
Subsequent to September 30, 2022, the Company reached an agreement with the lender to extend the loan through June 2026, as well as waive the default triggered by the Company filing for bankruptcy.
(4)
The Company is in discussions with the lender regarding an extension.
(5)
Subsequent to September 30, 2022, the loan was extended through January 5, 2023.
(6)
The loan has three one-year extension options for a fully extended maturity date of May 1, 2026.
(7)
Subsequent to September 30, 2022, the loan secured by The Outlet Shoppes at Gettysburg was modified. The lender's claim against the general unsecured claim pool related to the Company's bankruptcy filing was allowed. The modified loan balance is $21,000.
(8)
Subsequent to September 30, 2022, the Company entered into a loan reinstatement and reaffirmation agreement with the lender which waived the default triggered by the Company filing for bankruptcy.
(9)
The interest rate is a fixed 6.95% for $180,000 of the $360,000 loan, with the other half of the loan bearing a variable interest rate based on the 30-day SOFR plus 4.10%.
(10)
See page 16 for debt discounts and unamortized deferred financing costs.
(11)
Subsequent to September 30, 2022, the Company and the lender modified the loan which provides a new loan amount of $3,062 ($1,531 at the Company's share), extends the term through November 2025 and bears a variable interest rate of Wall Street prime minus 0.25%.
(12)
Subsequent to September 30, 2022, the Company and the lender modified the loan which provides a new loan amount of $1,725 ($863 at the Company's share), extends the term through November 2025 and bears a variable interest rate of Wall Street prime minus 0.25%.
(13)
The loan is in default and the property was placed into receivership. Subsequent to September 30, 2022, the foreclosure process was completed.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Schedule of Maturities of Mortgage and Other Indebtedness

(Dollars in thousands)

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Other Debt (1)	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated, Unconsolidated and Other Debt	% of Total	Weighted Average Interest Rate
2019	$—	$—	$61,647	$—	$61,647	2.17%	5.41%
2021	41,708	—	—	—	41,708	1.47%	5.83%
2022	182,639	82,990	—	—	265,629	9.36%	4.32%
2023	—	119,583	—	—	119,583	4.21%	4.15%
2024	98,662	97,216	—	(13,493)	182,385	6.43%	4.63%
2025	35,209	153,487	—	(17,604)	171,092	6.03%	4.08%
2026	503,104	90,202	—	(9,457)	583,849	20.57%	4.75%
2027	837,824	—	—	—	837,824	29.52%	5.31%
2028	—	107,168	—	—	107,168	3.78%	4.93%
2029	360,000	27,470	—	—	387,470	13.65%	6.65%
2032	65,000	19,910	—	(5,533)	79,377	2.80%	5.74%
Face Amount of Debt	$2,124,146	$698,026	$61,647	$(46,087)	$2,837,732	100.00%	5.12%

Based on Original Maturity Dates:
Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Other Debt (1)	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated, Unconsolidated and Other Debt	% of Total	Weighted Average Interest Rate
2019	$—	$—	$61,647	$—	$61,647	2.17%	5.41%
2021	41,708	—	—	—	41,708	1.47%	5.83%
2022	182,639	82,990	—	—	265,629	9.36%	4.32%
2023	186,595	119,583	—	(13,493)	292,685	10.31%	4.42%
2024	41,647	97,216	—	—	138,863	4.89%	4.30%
2025	873,033	204,190	—	(17,604)	1,059,619	37.34%	5.10%
2026	373,524	39,499	—	(9,457)	403,566	14.22%	4.87%
2027	360,000	—	—	—	360,000	12.69%	6.91%
2028	—	107,168	—	—	107,168	3.78%	4.93%
2029	—	27,470	—	—	27,470	0.97%	3.22%
2032	65,000	19,910	—	(5,533)	79,377	2.80%	5.74%
Face Amount of Debt	$2,124,146	$698,026	$61,647	$(46,087)	$2,837,732	100.00%	5.12%

(1)
During the successor period for the nine months ended September 30, 2022, the Company deconsolidated Greenbrier Mall due to a loss of control when the property was placed into receivership in connection with the foreclosure process. Subsequent to September 30, 2022, the foreclosure process was completed.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics by Collateral Pool

Basis of Presentation

The tables below provide certain property level financial information by Property Type and by grouped into categories based on the debt supported. The Property Types include Malls, Lifestyle Centers, Outlet Centers, Open-Air Centers, Outparcels and Other, each as defined below:

Malls: The Malls are enclosed regional or super-regional shopping centers, generally anchored by two or more anchors or junior anchors and a wide variety of in-line stores.

Lifestyle Centers: The Lifestyle Centers are large regional or super-regional open-air centers, generally anchored by two or more anchors or junior anchors and a wide variety of stores that are often similar to the tenancy of Mall stores. CBL previously included Lifestyle Centers in the Mall category.

Outlet Centers: The Outlet Centers are open-air centers that are anchored by one or more large discount or off-price store as well as a selection of brand name discount or off-price stores. CBL previously included Outlet Centers in the Mall category.

Open-Air Centers: The Open-Air Centers are designed to attract local and regional customers. They are typically anchored by a combination of supermarkets, value-priced stores, big-box retailers or may also feature traditional department stores. Open-Air Centers also feature a selection of shops that may include traditional retail stores, services, convenience offerings or other. Open-Air Centers may be located adjacent to CBL’s existing Malls or Lifestyle Centers. CBL previously reported its Open-Air Centers as Associated Centers and Community Centers.

Outparcels: The outparcels are subdivided improved parcels of land located at or adjacent to our Malls, Lifestyle Centers, Outlet Centers or Open-Air Centers that serve as collateral for the Secured Notes. The outparcels are generally single-tenant or multi-tenant buildings that are either structured on a ground lease or building lease. Outparcels were formerly reported as part of the Mall, Lifestyle Center, Outlet Center or Open-Air Center it is located at.

Other: Other includes other non-retail property types such as office, hotels, self-storage or vacant land.

The information provided in the tables below, including historic operational and financial information, is for Properties owned as of September 30, 2022, as listed on the Property List table. Information is provided on a “same-center” basis and any properties or interests in properties acquired or disposed of prior to September 30, 2022, were assumed to have been acquired or disposed for all periods presented.

Net Operating Income (NOI) and other financial information included in the presentation is reflected based on CBL’s share of ownership.

NOI is a supplemental non-GAAP measure of the operating performance of our shopping centers and other properties. We define NOI as property operating revenues (rental revenues and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes straight-line rents, above/below market lease rates, landlord inducement write-offs, lease buyouts and management fees.

Due to the exclusions noted above, NOI should only be used as a supplemental measure of our performance and not as an alternative to GAAP operating income (loss) or net income (loss).

Interest is calculated on a GAAP basis including amortization of deferred financing costs and accretion of debt discounts.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Property List:

		Successor	Predecessor	Successor	Predecessor
Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)	Sales Per Square Foot for the Trailing Twelve Months Ended (1)(2)	In-Line Occupancy (3)	In-Line Occupancy (3)
		9/30/22	9/30/21	9/30/22	9/30/21
TERM LOAN ASSETS (HOLDCO I)
Malls:
CherryVale Mall	Rockford, IL
East Towne Mall	Madison, WI
Frontier Mall	Cheyenne, WY
Hanes Mall	Winston-Salem, NC
Imperial Valley	El Centro, CA
Kirkwood Mall	Bismarck, ND
Layton Hills Mall	Layton, UT
Mall del Norte	Laredo, TX
Northgate Mall	Chattanooga, TN
Post Oak Mall	College Station, TX
Richland Mall	Waco, TX
Sunrise Mall	Brownsville, TX
Turtle Creek Mall	Hattiesburg, MS
Valley View Mall	Roanoke, VA
West Towne Mall	Madison, WI
Westmoreland Mall	Greensburg, PA
Total Malls		$397	$392	91.5%	88.2%

Lifestyle Centers:
Mayfaire Town Center	Wilmington, NC
Pearland Town Center	Pearland, TX
Southaven Towne Center	Southaven, MS
Total Lifestyle Centers		$399	$408	91.0%	91.9%

Open-Air Centers:
Layton Hills Convenience Center	Layton, UT
Layton Hills Plaza	Layton, UT
Westmoreland Crossing	Greensburg, PA
Total Open-Air Centers		N/A	N/A	98.0%	95.9%

Total Term Loan Assets (HoldCo I)		$398	$395	91.8%	89.3%

CONSOLIDATED UNENCUMBERED
Malls:
Brookfield Square	Brookfield, WI
Dakota Square Mall	Minot, ND
Eastland Mall	Bloomington, IL
Harford Mall	Bel Air, MD
Laurel Park Place	Livonia, MI
Meridian Mall	Lansing, MI
Mid Rivers Mall	St. Peters, MO
Monroeville Mall	Pittsburgh, PA
Northpark Mall	Joplin, MO
Old Hickory Mall	Jackson, TN
Parkway Place	Huntsville, AL
South County Center	St. Louis, MO
St. Clair Square	Fairview Heights, IL
Stroud Mall	Stroudsburg, PA
York Galleria	York, PA
Total Malls		$354	$368	82.1%	79.8%

Open-Air Centers:
Annex at Monroeville	Pittsburgh, PA
The Promenade	D'Iberville, MS
		N/A	N/A	100.0%	99.8%

Outparcels and Other:		N/A	N/A	91.5%	98.4%

		Successor	Predecessor	Successor	Predecessor
Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)	Sales Per Square Foot for the Trailing Twelve Months Ended (1)(2)	In-Line Occupancy (3)	In-Line Occupancy (3)
		9/30/22	9/30/21	9/30/22	9/30/21
Total Consolidated Unencumbered		$354	$368	84.9%	83.5%

JOINT VENTURE ASSETS
Malls:
Coastal Grand	Myrtle Beach, SC
CoolSprings Galleria	Nashville, TN
Governor's Square	Clarksville, TN
Kentucky Oaks Mall	Paducah, KY
Oak Park Mall	Overland Park, KS
West County Center	Des Peres, MO
Total Malls		$550	$517	91.5%	88.1%

Outlet Centers:
The Outlet Shoppes at Atlanta	Woodstock, GA
The Outlet Shoppes at El Paso	El Paso, TX
The Outlet Shoppes at Gettysburg	Gettysburg, PA
The Outlet Shoppes at Laredo	Laredo, TX
The Outlet Shoppes of the Bluegrass	Simpsonville, KY
Total Outlet Centers		$440	$429	90.9%	86.2%

Lifestyle Centers:
Friendly Center and The Shops at Friendly	Greensboro, NC	$585	$530	90.3%	87.4%

Open-Air Centers:
Ambassador Town Center	Lafayette, LA
Coastal Grand Crossing	Myrtle Beach, SC
Fremaux Town Center	Slidell, LA
Governor's Square Plaza	Clarksville, TN
Hammock Landing	West Melbourne, FL
The Pavilion at Port Orange	Port Orange, FL
The Shoppes at Eagle Point	Cookeville, TN
York Town Center	York, PA
Total Open-Air Centers		N/A	N/A	92.6%	93.3%

Total Joint Venture Assets		$511	$484	91.6%	89.2%

CONSOLIDATED ENCUMBERED ASSETS
Malls:
Arbor Place	Atlanta (Douglasville), GA
Cross Creek Mall	Fayetteville, NC
Fayette Mall	Lexington, KY
Hamilton Place	Chattanooga, TN
Jefferson Mall	Louisville, KY
Northwoods Mall	North Charleston, SC
Parkdale Mall	Beaumont, TX
Southpark Mall	Colonial Heights, VA
Volusia Mall	Daytona Beach, FL
Total Malls		$451	$473	91.8%	89.5%

Lifestyle Centers:
Alamance Crossing West	Burlington, NC	N/A	N/A	100.0%	100.0%

Open-Air Centers:
CoolSprings Crossing	Nashville, TN
Courtyard at Hickory Hollow	Nashville, TN
Frontier Square	Cheyenne, WY
Gunbarrel Pointe	Chattanooga, TN
Hamilton Corner	Chattanooga, TN
Hamilton Crossing	Chattanooga, TN
Harford Annex	Bel Air, MD
The Landing at Arbor Place	Atlanta (Douglasville), GA
Parkdale Crossing	Beaumont, TX
The Plaza at Fayette	Lexington, KY
The Shoppes at Hamilton Place	Chattanooga, TN
The Shoppes at St. Clair Square	Fairview Heights, IL

		Successor	Predecessor	Successor	Predecessor
Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)	Sales Per Square Foot for the Trailing Twelve Months Ended (1)(2)	In-Line Occupancy (3)	In-Line Occupancy (3)
		9/30/22	9/30/21	9/30/22	9/30/21
Sunrise Commons	Brownsville, TX
The Terrace	Chattanooga, TN
West Towne Crossing	Madison, WI
WestGate Crossing	Spartanburg, SC
Total Open-Air Centers		N/A	N/A	94.5%	94.2%

Outparcels:		N/A	N/A	92.6%	98.4%

Total Consolidated Encumbered Assets		$451	$473	92.9%	91.8%

Total Same-Center Portfolio		$435	$432	90.5%	88.6%

EXCLUDED PROPERTIES
Alamance Crossing East	Burlington, NC
Greenbrier Mall	Chesapeake, VA
WestGate Mall	Spartanburg, SC
Total Excluded Properties		N/A	N/A	N/A	N/A
(1)
Represents same-center sales per square foot for tenants 10,000 square feet or less for malls, outlet centers and lifestyle centers. Sales are reported on a whole property basis. Sales for unencumbered portions or outparcels of a property with reporting tenants under 10,000 square feet are reflected with the sales of the main property.
(2)
Due to the temporary property and store closures that occurred during 2020 related to COVID-19, the majority of our tenants did not report sales for the full 2020 reporting period. As a result, sales for the trailing twelve months ended September 30, 2021, is computed using the first nine months of 2021 and the last three months of 2019.
(3)
Includes occupancy metrics for stores with gross leasable area under 20,000 square feet for unencumbered portions or outparcels of a property.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics - Nine Months Ended September 30, 2022 at CBL Share
(Dollars in thousands)
	NOI	Capital Expenditures	Redevelopment	Unleveraged Cash Flow	Interest	Non-Cash Interest Expense (1)	Amortization	Cash Flow
TERM LOAN ASSETS (HOLDCO I)
Malls	$83,124	$(7,340)	$-	$75,784	$-	$-	$-	$75,784
Lifestyle Centers	16,139	(1,648)	-	14,491	-	-	-	14,491
Open-Air Centers	3,024	(75)	-	2,949	-	-	-	2,949
Term Loan Debt Service	-	-	-	-	(27,060)	-	(42,268)	(69,328)
Total Term Loan Assets (HoldCo I)	102,287	(9,063)	-	93,224	(27,060)	-	(42,268)	23,896
						-
CONSOLIDATED UNENCUMBERED						-
Malls	46,381	(4,805)	(1,891)	39,685	-	-	-	39,685
Open-Air Centers	5,841	(266)	-	5,575	-	-	-	5,575
Outparcels	437	-	-	437	-	-	-	437
Other	1,688	(265)	-	1,423	(426)	135	(342)	790
Total Consolidated Unencumbered	54,347	(5,336)	(1,891)	47,120	(426)	135	(342)	46,487
						-
JOINT VENTURE ASSETS						-
Malls	29,478	(1,758)	-	27,720	(8,757)	(1,827)	(3,787)	13,349
Outlet Centers	13,450	(729)	-	12,721	(10,810)	5,361	(3,227)	4,045
Lifestyle Centers	9,009	(342)	-	8,667	(1,912)	-	(876)	5,879
Open-Air Centers	13,862	(972)	(972)	11,918	(2,466)	(2,525)	(5,109)	1,818
Total Joint Venture Assets	65,799	(3,801)	(972)	61,026	(23,945)	1,009	(12,999)	25,091
						-
CONSOLIDATED ENCUMBERED ASSETS						-
Malls	67,985	(3,979)	-	64,006	(92,868)	66,192	(34,444)	2,886
Lifestyle Centers	1,378	-	-	1,378	(417)	-	-	961
Open-Air Centers	17,065	(534)	(416)	16,115	(4,807)	-	(80)	11,228
Outparcels	13,958	(149)	(2,380)	11,429	(4,238)	-	-	7,191
Other	114	-	-	114	(24)	-	-	90
Total Consolidated Encumbered Assets	100,500	(4,662)	(2,796)	93,042	(102,354)	66,192	(34,524)	22,356
						-
Secured Note Debt Service	-	-	-	-	(17,721)	788	-	(16,933)

Total Same-Center	$322,933	$(22,862)	$(5,659)	$294,412	$(171,506)	$68,124	$(90,133)	$100,897
(1)
Non-cash interest expense consists of default interest and the accretion of debt discounts. Also, the $788 of non-cash interest expense related to the Exchangeable Secured Notes Debt Service represents accrued interest settled in shares of common stock issued by the Company upon conversion of the exchangeable notes.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics - Nine Months Ended September 30, 2021 at CBL Share (1)
(Dollars in thousands)
	NOI	Capital Expenditures	Redevelopment	Unleveraged Cash Flow	Interest	Non-Cash Interest Expense (2)	Amortization	Cash Flow
TERM LOAN ASSETS (HOLDCO I)
Malls	$83,009	$(4,402)	$-	$78,607	$-	$-	$-	$78,607
Lifestyle Centers	15,297	(1,282)	(5,365)	8,650	-	-	-	8,650
Open-Air Centers	2,721	(73)	-	2,648	-	-	-	2,648
Total Term Loan Assets (HoldCo I)	101,027	(5,757)	(5,365)	89,905	-	-	-	89,905

CONSOLIDATED UNENCUMBERED
Malls	46,678	(5,468)	-	41,210	-	-	-	41,210
Open-Air Centers	5,780	(191)	-	5,589	-	-	-	5,589
Outparcels	295	-	(4,532)	(4,237)	-	-	-	(4,237)
Other	2,352	(57)	-	2,295	(559)	-	(591)	1,145
Total Consolidated Unencumbered	55,105	(5,716)	(4,532)	44,857	(559)	-	(591)	43,707

JOINT VENTURE ASSETS
Malls	29,135	(314)	-	28,821	(13,632)	2,986	(4,250)	13,925
Outlet Centers	12,180	(662)	-	11,518	(9,281)	3,809	(3,518)	2,528
Lifestyle Centers	8,426	(370)	-	8,056	(2,964)	1,022	(846)	5,268
Open-Air Centers	13,643	(91)	-	13,552	(6,151)	1,554	(4,788)	4,167
Total Joint Venture Assets	63,384	(1,437)	-	61,947	(32,028)	9,371	(13,402)	25,888

CONSOLIDATED ENCUMBERED ASSETS
Malls	66,980	(917)	-	66,063	(46,558)	17,940	(21,510)	15,935
Lifestyle Centers	1,537	-	-	1,537	-	-	-	1,537
Open-Air Centers	15,786	(902)	-	14,884	(503)	167	(231)	14,317
Outparcels	13,434	-	-	13,434	-	-	-	13,434
Other	108	-	-	108	-	-	-	108
Total Consolidated Encumbered Assets	97,845	(1,819)	-	96,026	(47,061)	18,107	(21,741)	45,331

Total Same-Center	$317,361	$(14,729)	$(9,897)	$292,735	$(79,648)	$27,478	$(35,734)	$204,831
(1)
Represents the Predecessor period.
(2)
Non-cash interest expense consists of default interest.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

CBL & Associates HoldCo I, LLC - Consolidated Balance Sheet
(unaudited, in thousands)
	September 30, 2022	December 31, 2021
ASSETS
Real estate assets:
Land	$174,313	$174,292
Buildings and improvements	398,383	385,577
	572,696	559,869
Accumulated depreciation	(39,841)	(7,188)
	532,855	552,681
Developments in progress	765	3,884
Net investment in real estate assets	533,620	556,565
Cash	26,387	17,887
Restricted cash	1,075	339
Receivables:
Tenant	11,579	14,180
Other	4,537	354
In-place leases, net	96,623	133,806
Above market leases, net	61,142	77,466
Other assets	3,773	1,893
	$738,736	$802,490
LIABILITIES AND EQUITY
Senior secured term loan, net of deferred financing costs	$836,901	$878,949
Below market leases, net	40,092	51,333
Accounts payable and accrued liabilities	39,222	41,042
Total liabilities	916,215	971,324
Owner's deficit	(177,479)	(168,834)
	$738,736	$802,490

CBL & Associates HoldCo I, LLC - Consolidated Income Statement
(unaudited, in thousands)
	Three Months Ended September 30,	Nine Months Ended September 30,
	2022	2022
REVENUES:
Rental revenues	$49,624	$149,616
Other	1,013	3,396
Total revenues	50,637	153,012
EXPENSES:
Property operating	(8,397)	(24,182)
Depreciation and amortization	(22,538)	(71,281)
Real estate taxes	(4,878)	(14,539)
Maintenance and repairs	(4,208)	(12,009)
Management fees	(2,250)	(6,750)
Total expenses	(42,271)	(128,761)
OTHER INCOME (EXPENSES):
Other income	12	845
Interest expense	(10,791)	(27,284)
Total other expenses	(10,779)	(26,439)
NET LOSS	$(2,413)	$(2,188)

Modified Cash NOI (1)	$33,589	$132,803
Interest Coverage Ratio (2)		4.1x
Interest Coverage Ratio - pro forma (2)		4.1x
(1)
Modified Cash NOI is calculated in accordance with the terms of the exit credit agreement and is not comparable to the Company’s definition of NOI presented on page 6 that is used for NOI and same-center NOI metrics.
(2)
The Interest Coverage Ratio represents Modified Cash NOI divided by Facility Interest Expense, as defined in the exit credit agreement. Interest Coverage Ratio for the period ended September 30, 2022 represents actual Modified Cash NOI for the period divided by actual Facility Interest Expense for the period. The pro forma Interest Coverage Ratio represents actual trailing four-quarter Modified Cash NOI divided by actual Facility Interest Expense for the period November 1, 2021 through September 30, 2022 that has been annualized.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (1)	% Change Average
Quarter-to-Date:
All Property Types (2)	371,178	$35.20	$37.03	5.2%	$37.48	6.5%
Malls, Lifestyle Centers & Outlet Centers	321,756	37.76	39.28	4.0%	39.72	5.2%
New leases	28,278	36.47	64.08	75.7%	67.56	85.3%
Renewal leases	293,478	37.89	36.89	(2.6)%	37.03	(2.3)%

Year-to-Date:
All Property Types (2)	1,465,986	$34.44	$31.97	(7.2)%	$32.54	(5.5)%
Malls, Lifestyle Centers & Outlet Centers	1,341,160	35.90	33.06	(7.9)%	33.64	(6.3)%
New leases	135,827	42.42	45.47	7.2%	48.49	14.3%
Renewal leases	1,205,333	35.16	31.66	(9.9)%	31.97	(9.1)%

		Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet:

Total Leasing Activity:			Successor	Predecessor
	Square Feet		As of September 30,	As of September 30,
Quarter-to-Date:			2022	2021
Operating portfolio:		Same-center Malls, Lifestyle & Outlet Centers	$29.57	$30.03
New leases	272,462	Total Malls	30.14	30.55
Renewal leases	608,551	Total Lifestyle Centers	28.53	27.00
Development portfolio:		Total Outlet Centers	26.45	27.32
New leases	15,703	Total Malls, Lifestyle & Outlet Centers	29.57	29.87
Total leased	896,716	Open-Air Centers	15.14	14.97
		Other	19.18	19.35
Year-to-Date:
Operating Portfolio:
New leases	903,104
Renewal leases	2,058,920
Development portfolio:
New leases	15,703
Total leased	2,977,727
(1)
Average gross rent does not incorporate allowable future increases for recoverable common area expenses.
(2)
Includes malls, lifestyle centers, outlet centers, open-air centers and other.
(3)
Average annual base rents per square foot are based on contractual rents in effect as of September 30, 2022, including the impact of any rent concessions. Average base rents for open-air centers and office buildings include all leased space, regardless of size.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

For the Nine Months Ended September 30, 2022 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2022:
New	81	222,588	6.38	$41.03	$42.97	$38.17	$2.86	7.5%	$4.80	12.6%
Renewal	471	1,490,972	2.55	30.29	30.58	33.32	(3.03)	(9.1)%	(2.74)	(8.2)%
Commencement 2022 Total	552	1,713,560	3.11	31.69	32.19	33.95	(2.26)	(6.7)%	(1.76)	(5.2)%

Commencement 2023:
New	6	18,617	8.36	29.84	42.36	31.57	(1.73)	(5.5)%	10.79	34.2%
Renewal	99	258,840	2.75	45.72	46.10	46.02	(0.30)	(0.7)%	0.08	0.2%
Commencement 2023 Total	105	277,457	3.07	44.66	45.85	45.05	(0.39)	(0.9)%	0.80	1.8%

Total 2022/2023	657	1,991,017	3.10	$33.50	$34.09	$35.50	$(2.00)	(5.6)%	$(1.41)	(4.0)%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Top 25 Tenants Based On Percentage Of Total Annualized Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Revenues (1)
1	Signet Jewelers Ltd. (2)	112	166,502	2.86%
2	Victoria's Secret & Co. (3)	49	397,537	2.62%
3	Foot Locker, Inc.	79	381,257	2.57%
4	American Eagle Outfitters, Inc.	60	366,320	2.35%
5	Dick's Sporting Goods, Inc. (4)	25	1,463,010	2.17%
6	Bath & Body Works, Inc. (3)	57	231,813	1.95%
7	Genesco Inc. (5)	82	160,462	1.58%
8	Finish Line, Inc.	36	189,264	1.45%
9	The Buckle, Inc.	37	191,577	1.23%
10	Luxottica Group S.P.A. (6)	81	179,125	1.20%
11	Cinemark Holdings, Inc.	9	467,190	1.15%
12	The Gap, Inc.	45	534,986	1.14%
13	Express Fashions	30	246,437	1.01%
14	Hot Topic, Inc.	92	215,412	0.99%
15	Shoe Show, Inc.	29	378,849	0.92%
16	H & M Hennes & Mauritz AB	38	803,811	0.90%
17	Spencer Spirit Holdings, Inc.	48	110,906	0.89%
18	Claire's Stores, Inc.	69	86,405	0.86%
19	Barnes & Noble, Inc.	17	465,199	0.84%
20	Abercrombie & Fitch, Co.	27	185,243	0.80%
21	The TJX Companies, Inc. (7)	18	520,475	0.79%
22	The Children's Place, Inc.	35	151,723	0.75%
23	Ulta Salon, Cosmetics & Fragrance, Inc.	23	237,961	0.73%
24	Focus Brands LLC (8)	67	46,818	0.66%
25	Regal Entertainment Group	7	370,773	0.65%
		1,172	8,549,055	33.06%
(1)
Includes the Company's proportionate share of total revenues from consolidated and unconsolidated affiliates based on the ownership percentage in the respective joint venture and any other applicable terms.
(2)
Signet Jewelers Ltd. operates Kay Jewelers, Marks & Morgan, JB Robinson, Shaw's Jewelers, Osterman's Jewelers, LeRoy's Jewelers, Jared Jewelers, Belden Jewelers, Ultra Diamonds, Rogers Jewelers, Zales, Peoples and Piercing Pagoda.
(3)
Formerly part of L Brands, LLC. Separated into individual legal entities effective August 2021.
(4)
Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Golf Galaxy and Field & Stream.
(5)
Genesco Inc. operates Journey's, Underground by Journey's, Shi by Journey's, Johnston & Murphy, Hat Shack, Lids, Hat Zone and Clubhouse.
(6)
Luxottica Group S.P.A. operates Lenscrafters, Pearle Vision and Sunglass Hut.
(7)
The TJX Companies, Inc. operates T.J. Maxx, Marshalls, HomeGoods and Sierra Trading Post. In Europe, they operate T.K. Maxx, HomeSense.
(8)
Focus Brands operates certain Auntie Anne’s, Cinnabon, Moe’s Southwest Grill and Planet Smoothie locations.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Capital Expenditures

(In thousands)

	Successor	Predecessor
	Three Months Ended September 30,	Three Months Ended September 30,
	2022	2021
Tenant allowances (1)	$5,639	$4,990
Deferred maintenance: (2)
Parking lot and parking lot lighting	1,702	802
Roof replacements	149	220
Other capital expenditures	2,761	1,873
Total deferred maintenance expenditures	4,612	2,895
Total capital expenditures	$10,251	$7,885

	Successor	Predecessor
	Nine Months Ended September 30,	Nine Months Ended September 30,
	2022	2021
Tenant allowances (1)	$12,679	$9,242
Deferred maintenance: (2)
Parking lot and parking lot lighting	3,215	859
Roof replacements	275	538
Other capital expenditures	6,858	4,126
Total deferred maintenance expenditures	10,348	5,523
Total capital expenditures	$23,027	$14,765
(1)
Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.
(2)
The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as deferred maintenance expenditures.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Developments Completed at September 30, 2022

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2022 Cost	Opening Date	Initial Unleveraged Yield
Outparcel Developments:
Kirkwood Mall - Five Guys, Blaze Pizza, Thrifty White, Pancheros, Chick-fil-A	Bismarck, ND	100%	15,275	$7,976	$6,738	$2,380	Q2 '22	8.9%
(1)
Total Cost is presented net of reimbursements to be received. Represents total cost incurred by the predecessor company and the successor company.
(2)
Cost to Date does not reflect reimbursements until they are received. Represents total cost to date incurred by the predecessor company and the successor company.

Redevelopments in Progress as of September 30, 2022

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2022 Cost	Expected Opening Date	Initial Unleveraged Yield
Outparcel Development:
Mayfaire Town Center - hotel development	Wilmington, NC	49%	83,021	$15,435	$-	$-	Spring '24	11.0%

Redevelopments:
Dakota Square Herberger's - Five Below	Minot, ND	100%	9,502	1,834	1,891	1,891	Fall '22	8.7%
The Terrace - Nordstrom Rack (former Staples)	Chattanooga, TN	92%	24,155	2,527	416	416	Spring '23	13.0%
York Town Center - Burlington (former Bed Bath & Beyond)	York, PA	50%	28,000	1,247	972	972	Spring '23	18.5%
			61,657	$5,608	$3,279	$3,279

Total Properties Under Development			144,678	$21,043	$3,279	$3,279
(1)
Total Cost is presented net of reimbursements to be received. Represents total cost incurred by the predecessor company and the successor company.
(2)
Cost to Date does not reflect reimbursements until they are received. Represents total cost to date incurred by the predecessor company and the successor company.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

CBL Core Portfolio Exposure to Sears and Closed Bon-Ton Locations and Redevelopment Plans

Property	Location	Sears Redevelopment Plans	BonTon Redevelopment Plans
Arbor Place	Atlanta (Douglasville), GA	Sears sold to third party developer for redevelopment. Lease executed with Conn's and UNG with entertainment use.
Brookfield Square	Brookfield, WI	Redeveloped in 2019 with Movie Tavern, Whirlyball, Outback Steakhouse, Uncle Julio's, convention center/hotel.	Sold to third party for future office use.
CherryVale Mall	Rockford, IL	Redeveloped with Tilt in 2020.	Gallery Furniture opened 2021.
Coastal Grand	Myrtle Beach, SC	Owned by Sears. Under negotiation with sporting goods retailer for lower level.
CoolSprings Galleria	Nashville, TN	Redeveloped in 2015.
Cross Creek Mall	Fayetteville, NC	Sale of parcel to Rooms To Go. New store opened December 2021. Longhorn Steakhouse opened. Pad sale to Main Event completed in August. Opening in 2023.
Dakota Square Mall	Minot, ND	Sold to Scheel's and new expanded store opened in fall 2022.	Ross Dress For Less opened. Five Below estimated opening in fall 2022.
East Towne Mall	Madison, WI	Owned by Sears.	Owned by third party.
Eastland Mall	Bloomington, IL	Closed.	Closed.
Fayette Mall	Lexington, KY	Redeveloped in 2016.
Friendly Center and The Shops at Friendly	Greensboro, NC	Owned by Sears. Whole Foods sub-leases a third of the box. Sears still operating in remainder. Ground lease termination under negotiation for future redevelopment.
Frontier Mall	Cheyenne, WY	Owned by third party. Jax Outdoor Gear purchased location and opened November 2019.
Governor's Square	Clarksville, TN	50/50 joint venture property. Under negotiation/LOIs with tenants.
Hamilton Place	Chattanooga, TN	Redevelopment with Cheesecake Factory (December 2019), Dick's Sporting Goods and Dave & Busters (March 2020). Malone's (opening TBD). Aloft hotel opened June 2021.
Hanes Mall	Winston-Salem, NC	Owned by third party. Novant Health, Inc. purchased Sears and Sears TBA for future medical office.
Harford Mall	Bel Air, MD	Sold to third party developer. New grocer under construction.
Imperial Valley Mall	El Centro, CA	Owned by Seritage.
Jefferson Mall	Louisville, KY	Currently occupied by Overstock. Under negotiation for sale to wholesale club.
Kentucky Oaks Mall	Paducah, KY	Owned by Seritage. Redeveloped with Burlington and Ross Dress for Less.	50/50 joint venture asset. HomeGoods and Five Below opened November 2019.
Kirkwood Mall	Bismarck, ND		New Chick-fil-A, Five Guys, Thrifty White Pharmacy, Blaze Pizza and Panchero's restaurant opened in parking lot. Building lease out for signature with entertainment use.
Laurel Park Place	Livonia, MI		Dunham's Sports opened November 2019.
Layton Hills Mall	Layton, UT
Mall del Norte	Laredo, TX	Owned by Sears.
Mayfaire Town Center	Wilmington, NC
Meridian Mall	Lansing, MI		High Caliber Karts opened fall 2019. Activey leasing women's store - pursuing non-retail use.
Mid Rivers Mall	St. Peters, MO	Owned by Sears.
Monroeville Mall	Pittsburgh, PA

Property	Location	Sears Redevelopment Plans	BonTon Redevelopment Plans
Northgate Mall	Chattanooga, TN	Building purchased by third party for non-retail development. CBL 50% partner.
Northpark Mall	Joplin, MO	Building owned by Sears.
Northwoods Mall	North Charleston, SC	Owned by Seritage. Redeveloped with Burlington.
Oak Park Mall	Overland Park, KS
Old Hickory Mall	Jackson, TN	Actively leasing.
Parkdale Mall	Beaumont, TX	Owned by Sears.
Parkway Place	Huntsville, AL
Pearland Town Center	Pearland, TX
Post Oak Mall	College Station, TX	Location purchased from Sears by third party. Conn's opened. Home supply store under negotiation.
Richland Mall	Waco, TX	Dillard's opened Q2 2020.
South County Center	St. Louis, MO	Sears still paying rent under ground lease.
Southaven Towne Center	Southaven, MS
Southpark Mall	Colonial Heights, VA	Under negotiation with non-retail use/healthcare.
St. Clair Square	Fairview Heights, IL	Building owned by Sears on ground lease.
Stroud Mall	Stroudsburg, PA	EFO Furniture Outlet opened February 2020.	Shoprite opened October 2019.
Sunrise Mall	Brownsville, TX	Sears sold to third party developer. TruFit and Main Event opened.
The Outlet Shoppes at Atlanta	Woodstock, GA
The Outlet Shoppes at El Paso	El Paso, TX
The Outlet Shoppes at Gettysburg	Gettysburg, PA
The Outlet Shoppes at Laredo	Laredo, TX
The Outlet Shoppes of the Bluegrass	Simpsonville, KY
Turtle Creek Mall	Hattiesburg, MS	Owned by Sears.
Valley View Mall	Roanoke, VA	Owned by Sears.
Volusia Mall	Daytona Beach, FL	Sears sold to third party developer for future redevelopment.
West County Center	St. Louis, MO
West Towne Mall	Madison, WI	Owned by Seritage. Redeveloped with Dave & Busters and Total Wine. Hobby Lobby opened June 2021. Portillo's restaurant opened fall 2022.	Von Maur opening fall 2022.
Westmoreland Mall	Greensburg, PA	Building owned by Sears on ground lease. Potential for non-retail.	Stadium Casino opened November 2020.
York Galleria	York, PA	Hollywood Casino opened August 2021.	Extra Space Storage (store purchased and converted).